Exhibit 99.2

Universal Technical Institute Prices Upsized Offering of 6,782,610 Shares of Common Stock

SCOTTSDALE, Ariz., Feb. 21, 2020 /PRNewswire/ — Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, announced today the pricing of an underwritten public offering of 6,782,610 shares of its common stock at a public offering price of $7.75 per share, before underwriting discounts and commissions. The size of the offering was increased from the previously announced 5,650,000 shares of common stock. In addition, Universal Technical Institute has granted the underwriters a 30-day option to purchase up to 1,017,390 additional shares of its common stock at the public offering price, less underwriting discounts and commissions. All of the shares are to be sold by Universal Technical Institute. The offering is expected to close on February 25, 2020, subject to satisfaction of customary closing conditions.

The aggregate gross proceeds of the offering, assuming full exercise by the underwriters of their option to purchase additional shares, would be approximately $60.5 million before underwriting discounts and offering expenses. Universal Technical Institute intends to use the net proceeds from the offering for general corporate purposes, which may include the addition of new campuses, the expansion of existing programs, the development of new programs, the purchase of real property and campus infrastructure as well as the potential funding of strategic acquisitions of complementary businesses, assets, services or technologies. Proceeds from the offering may also be used for working capital and other capital expenditures.

B. Riley FBR is serving as the sole book-running manager in this offering. Lake Street is serving as lead manager and Dougherty & Company LLC is serving as co-manager in this offering.

The offering of these securities is being made pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2020 and declared effective by the SEC on February 7, 2020. The offering will be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to these securities may be obtained, when available, from the website of the SEC at http://www.sec.gov or by contacting:

B. Riley FBR

1300 17th Street North, Suite 1300

Arlington, Virginia 22209

Attn: Prospectus Department

Email: prospectuses@brileyfbr.com

Telephone: (703) 312-9580

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:

Troy R. Anderson

Chief Financial Officer

Universal Technical Institute, Inc.

(623) 445-9365

Investor Relations Contact:

Moriah Shilton

LHA Investor Relations

(415) 433-3777

UTI@lhai.com